Exhibit 99.n.(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Statements” in the Prospectus and “Experts” in the Statement of Additional Information, each dated April 29, 2022, and each included in this Post-Effective Amendment No. 44 to the Registration Statement (Form N-6, No. 33-12789) of Farm Bureau Life Variable Account (Flexible Premium Variable Life Insurance Policy) (the “Registration Statement”).

We also consent to the use of our reports (1) dated April 25, 2022 with respect to the financial statements and supplemental schedules of Farm Bureau Life Insurance Company, and (2) dated April 26, 2022, with respect to the financial statements of each of the subaccounts, within Farm Bureau Life Variable Account (Flexible Premium Variable Life Insurance Policy), for the year ended December 31, 2021 included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 29, 2022